UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2022

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2022, Inspirato Incorporated (“Inspirato” or the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On August 5, 2022, pursuant to the Nasdaq Rule 5605(e)(1)(A) a majority of the independent directors of the Company’s Board of Directors (the “Board”) recommended Scott Berman for Board membership and the Board increased the size of the Board by one member and appointed Scott Berman to serve as a Class III director, with a term expiring at the Company’s 2025 annual meeting of stockholders, as well as serve as a member of the Company’s Nominating and Corporate Governance Committee.

Scott Berman previously served as a Partner in the hospitality and leisure consulting practice at PricewaterhouseCoopers LLP ("PwC"), a global accounting firm, from 1992 to 2022, and served as PwC’s U.S. hospitality and leisure practice leader from 2007 until his retirement in June 2022. While at PwC, Mr. Berman consulted for both public and private boards at leading industry operating companies as well as many institutional owners of real estate in the hospitality and leisure sector. Prior to joining PwC in 1992, Mr. Berman was the Director of Development for Hilton International, a leading global hospitality company, where he was responsible for new hotel development and acquisition of existing properties in the United States, Canada, Mexico, Latin America and the Caribbean. Mr. Berman is an active member of the American Hotel & Lodging Association's Leadership Roundtable; serves on the Cornell Nolan School of Hotel Administration Dean's Advisory Board; serves on the Cornell SC Johnson Leadership Council; is a founding member of the Cornell University Center for Hospitality Research; serves on the Executive Board of the Greater Miami and the Beaches Hotel Association; and is a member of the International Society of Hospitality Consultants. He is a former member of the Board of Directors of the American Resort Development Association. Mr. Berman holds a B.S. in Hotel Administration from Cornell University.

There are no arrangements or understandings between Mr. Berman and any other person pursuant to which Mr. Berman was selected as a director. In addition, there are no transactions in which Mr. Berman has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Berman will receive compensation for his service pursuant to the Company’s Outside Director Compensation Policy, a copy of which is filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-264598). This includes an annual cash retainer of $40,000 and one subscription to Inspirato Pass with an aggregate value of $26,400 per year for service as a non-employee director. In addition, Mr. Berman executed the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-249390).

Item 7.01 Regulation FD Disclosure.

Inspirato announces material information to the public about Inspirato, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (https://investor.inspirato.com), its blog (https://www.inspirato.com/details) and its Twitter account (@inspirato) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Inspirato Incorporated dated August 8, 2022

104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED
Dated: August 8, 2022
	By:	/s/ R. Webster Neighbor
Name: R. Webster Neighbor Title: Chief Financial Officer